UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025 (February 26, 2025)
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Joachim Creus, Frank Engelen and Olivier Goudet, the three members of the Board of Directors (the “Board”) of Keurig Dr Pepper Inc. (the “Company”) affiliated with JAB BevCo B.V. (the “Selling Stockholder”), notified the Executive Chairman of the Board on February 26, 2025 that each intends to resign from the Board effective upon the closing of the Selling Stockholder’s public secondary offering described below. None of Mr. Creus', Mr. Engelen's or Mr. Goudet's decision to resign was the result of any disagreement with the Company or the Board. As a result of Mr. Creus', Mr. Engelen's and Mr. Goudet's resignations, the Board reduced its size from eleven to eight directors.
Item 8.01. Other Events.
On February 28, 2025, the Selling Stockholder completed the previously announced registered public secondary offering (the “Offering”) of 73,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. In connection with the Offering, the Selling Stockholder granted J.P. Morgan Securities LLC (the “Underwriter”) a 30-day option to purchase up to an additional 10,950,000 shares of Common Stock (the “Option”). The Underwriter exercised the Option in full on February 27, 2025. The closing of the Offering with respect to the 83,950,000 shares occurred on February 28, 2025, with gross proceeds to the Selling Stockholder of approximately $2.7 billion.
The Company did not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. The Selling Stockholder is a holding company majority-owned by JAB Holding Company s.à.r.l.
In connection with the Offering, the Company entered into an Underwriting Agreement, dated February 26, 2025 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder and the Underwriter. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement.
The Company has previously filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a prospectus) on Form S-3 (File No. 333-266989) as well as a resale prospectus supplement filed with the SEC on August 19, 2022, as supplemented by a prospectus supplement, filed with the SEC on February 28, 2025, for the Offering.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 26, 2025, by and among Keurig Dr Pepper Inc., JAB BevCo B.V. and J.P. Morgan Securities LLC.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: February 28, 2025
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary